SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): July 24, 2006

ROTOBLOCK CORPORATION
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(Exact name of registrant as specified in its charter)

Nevada                                             333-116324                                  20-08987999
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(State of incorporation)                    (Commission File No.)                    (IRS Employer ID No.)

300 B Street
Santa Rosa, California 95401
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(Address of principal executive offices, including zip code)

(707) 578-5220
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(Registrant's telephone number, including area code)

(NONE)
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(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement

On July 18, 2006, the registrant entered into an Engine Development and License Agreement (“Agreement”) with Obvio! Automotoveiculos S.A. , a Brasilian corporation with headquarters in Rio de Janeiro (“Obvio!”). Obvio! is a developer and manufacturer of high-safety and high performance microsports automobiles. Obvio! is in the process of manufacturing two automobile models, the Obvio!828 and the Obvio!012 for which it is considering using the registrant’s Oscillating Piston Engine (“OPE”).

The Agreement provides for a non-exclusive joint venture for the purpose of developing a new generation of OPE suitable for hybrid vehicle applications. Under the Agreement, the registrant has granted Obvio! with a non-exclusive license for the registrant’s OPE technology in consideration of the payment by Obvio! of $5,000,000 which will be payable in $500 installments for each OPE installed or sold. Upon the payment of the full $5,000,000, Obvio! will pay to the registrant a royalty of $100 for each Obvio! vehicle sold with incorporates the OPE technology.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Engine Development and License Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Rotoblock Corporation

Dated: August 14, 2006          By: /s/ Matthias Heinze, President

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